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                          EMPLOYMENT AGREEMENT

     THIS AGREEMENT is made and entered into between NAVIDEC, Inc., a Colorado corporation ("Employer"), and Ralph Armijo ("Employee").

                               RECITALS

     ACI Systems, Inc. and Interactive Planet, Inc. ("IPI") are the parties to a Plan and Agreement of Merger dated as of June 21, 1996, pursuant to which ACI Systems, Inc. will survive under the name NAVIDEC, Inc. Employee is a founder, an employee and the President of ACI Systems, Inc. Employer desires to continue the employment of Employee upon the effectiveness of the merger between ACI Systems, Inc. and IPI, and Employee desires to continue his employment with ACI, all upon and subject to the terms and conditions contained herein.

                              AGREEMENTS

     Now, therefore, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

     1. EMPLOYMENT. Employer hereby employes Employee and Employee hereby accepts such employment, subject to the terms and conditions of this Agreement. Employment shall serve in such capacities and perform such functions as the Board of Directors of the Company shall determine from time to time; provided, however, that Employee's duties shall always be professional in nature and shall utilize and be consistent with the training, talent, and ability of Employee.

     2. FULL-TIME BEST EFFORTS. Employee shall devote his full professional time and attention to the performance of his obligations under this Agreement, and shall at all times faithfully, industriously, and to the best of his ability, experience, and talent perform all of his obligations hereunder.

     3. TERM AND TERMINATION. The term of this Agreement shall commence on the date on which the proposed merger of IPI with and into ACI Systems, Inc. becomes effective and shall continue uninterrupted through June 30, 1998, unless sooner terminated by mutual agreement or as provided below in this
Section 3. This Agreement may be otherwise terminated as follows:

           (a)  Employer may terminate the employment of Employee hereunder:

                (i)    upon the death of Employee;

                (ii) upon Employee's inability, by reason of sickness or other disability, to perform his obligations hereunder for more than 90 consecutive days; or

                (iii) upon a showing of good cause, which for purposes of this Agreement shall mean: (A) Employee's failure to act in accordance with this Agreement or any other breach of this Agreement by Employee; (B) Employee's willful misconduct or gross or persistent negligence in the discharge of his duties hereunder, or (C) Employee's commission of any act detrimental to Employer or any act of moral turpitude; provided, however, that prior to terminating Employee pursuant to clause (A), Employer shall give Employee at least 15 days' written notice of such failure to act or breach, which notice shall specify such failure or breach, and, if Employee cures such failure or breach within such 15-day period, this Agreement shall then continue as provided herein.

           (b) Employee may terminate his employment hereunder upon at least 15 days' written notice to Employer of a material breach of this Agreement by Employer, which notice shall specify such breach, provided that, if Employer cures such breach within such 15-day period, this Agreement shall then continue as provided herein.

     4. COMPENSATION. In consideration for his services, Employer shall pay Employee a salary at the rate of $140,000 per annum. Employee's salary hereunder shall be payable in installments on the 15th day and the last day of each month, or on such other payment schedule as is used to pay senior executives of Employer.

     5. EMPLOYEE BENEFITS. Employee shall be entitled to such employee benefits as are from time to time made available generally by Employer to its senior executives, including, without limitation, paid vacation and sick leave, health insurance, life insurance, office amenities, and the like.

     6.  COVENANT NOT TO COMPETE.

         (a) During the term of Employee's employment with Employer and for a period of one year thereafter, Employee shall not be a consultant, director, officer, employee, or advisor, and shall not have any interest, either directly or indirectly, in any business competitive with the business of Employer in the State of Colorado; provided, however, that the foregoing shall not prohibit the ownership by Employee of less than 5% of any publicly-traded class of security of an organization which competes with the business of Employer.

         (b) In furtherance of the foregoing and not in limitation thereof, during the term of Employee's employment with Employer and for a period of one year thereafter, Employee shall not, directly or indirectly, employ, solicit for employment, or in any other manner seek to induce the discontinuance of any business relationship between Employer and any person who is, or who was while Employee was employed by Employer, an employee, consultant, or advisor of Employer.

         (c) In furtherance of the foregoing and not in limitation thereof, during the term of Employee's employment with Employer and for a period of one year thereafter, Employee

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shall not, directly or indirectly, in any manner seek to induce the discontinuance of any business relationship between Employer and any customer, client, or supplier of Employer.

      (d) If Employee violates any provision of this Section 7 and Employer brings legal action for injunctive or other relief, Employer shall not, as a result of the time involved in obtaining relief, be deprived of the benefit of the full period of the restrictive covenants herein. Accordingly, the restrictive covenants shall be deemed to have the respective durations specified above, computed from the date the relief is granted but reduced only by the time between the period when the restriction began to run and the date of the first violation of the restrictive covenant by Employee.

   7. CONFIDENTIALITY

      (a) For purposes of this Agreement, "Confidential Information" means product designs, manufacturing information, program flow charts, file layouts, source code listings, computer programs, technical information, customer information, marketing plans, financial information, business plans and strategies, know-how, trade secrets, and any other information of a similar nature, created, learned or otherwise obtained by Employee in connection with his work for Employer or any client or customer of Employer. During the term of Employee's employment by Employer, and at all times thereafter, Employee shall keep confidential, and shall not use, disclose or disseminate, directly or indirectly, any Confidential Information except as required for the performance of Employee's duties for Employer. Upon request of Employer, Employee shall deliver to Employer all records, notes, data, memoranda, disks, programs and other information and documents compiled by or made available to Employee during the course of his employment by Employer, and any copies thereof, whether or not they contain Confidential Information.

    8. OWNERSHIP OF DEVELOPMENTS. All ideas, inventions, discoveries, innovations, programs and other creative works, whether or not patentable or copyrightable, which are conceived, developed or made by Employee during the term of his employment with Employer or within 6 months after the termination of his employment with Employer and which relate to any aspect of the business of Employer (collectively, "Developments"), shall promptly be disclosed to Employer and shall be the sole and exclusive property of Employer. Employee hereby assigns all right, title and interest in and to all Developments to Employer. Employee shall execute and deliver to Employer all documents requested by Employer to evidence its ownership of the Developments. Employee shall treat all Developments as Confidential Information.

   9. ENFORCEMENT. If any court shall determine that all or any part, including without limitation the duration or geographical limit, of any provision contained in Section 7, 8, or 9 is unenforceable, it is the intention of the parties that such provisions shall not be terminated but shall be deemed amended to the extent required to render them valid and enforceable, such amendment to apply only with respect to the operation of said Section 7, 8 or 9, as the case may be, in the jurisdiction of the court that has made the adjudication. If Employees breaches or


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threatens to breach any provision of Section 7, 8 or 9, Employer shall be entitled to preliminary and permanent injunctive relief, in addition to any other remedies available to it.

   10. NOTICE. All notices or other communications hereunder shall be in writing and shall be deemed to be properly delivered or given if and when delivered in person, or by first class, prepaid, registered or certified mail, or by recognized overnight courier service, to the addresses set forth below. Any party may change its address for notice hereunder by giving notice thereof.

   If to Employer:

   NAVIDEC, Inc.
   7002 So. Revere Parkway, Ste. 40
   Englewood, CO 80112
   Attention:  President

   If to Employee:

   Mr. Ralph Armijo
   2918 E. Geddes Ave.
   Littleton, CO 80122

   12. ATTORNEY'S FEES AND COSTS. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which that party may be entitled. This provision shall be construed as applicable to the entire Agreement.

   13. MISCELLANEOUS.

       (a) ENTIRE AGREEMENT. This Agreement contains the complete agreement between the parties with respect to the subject matter hereof and supersedes any prior agreements or understandings, written or oral. No waiver under this Agreement shall be valid unless it is in writing and duly executed by the party to be charged therewith. This Agreement may be amended at any time, provided that such amendment is in writing and is signed by each of the parties hereto.

     (b) SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and, except as otherwise provided in Section 10, this Agreement shall be construed as if such invalid or unenforceable provision were omitted.

    (c) BINDING EFFECT. This Agreement may not be assigned by Employee. Subject to that limitation, this Agreement shall be binding upon and shall inure to the benefit of


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Employee, his heirs and personal representatives, and
shall be binding upon and shall inure to the benefit of Employer, its successors and assigns.

    (d) GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of Colorado.

    (e) SURVIVAL. The provisions of Sections 7, 8, 9, 10 and 12 hereof shall survive the expiration or termination of this Agreement as well as the termination of Employee's employment hereunder.

   IN WITNESS WHEREOF, the parties have executed this Agreement on the dates indicated below.


                                  NAVIDEC, Inc.


                                  By: /s/ PATRICK MAWHINNEY
                                      ----------------------------------------
                                      Patrick Mawhinney, Secretary
                                  Dated:


                                  EMPLOYEE

                                       /s/ Ralph Armijo
                                      ----------------------------------------
                                      Ralph Armijo

                                  Dated:  7-3-96